J. S. OSBORN, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                         17430 CAMPBELL ROAD, SUITE 114
                               DALLAS, TEXAS 75252
                          972-735-0033 Fax 972-735-0035
                               Josborn@jsocpa.com


                                  April 2, 2002


U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE: Covenant Financial Corporation, formerly Homegate Corporation
         CIK: 0000828940
         FID: 75-2224650

Dear Sir or Madam:

On March 29, 2002 I was notified that I have been terminated as the Company's independent auditor effective June 1, 2001.

 Please be advised that I have not provided any services since the audit report dated May 31, 2001 for the period February 25, 2000 (date of inception) to December 31, 2000 audited financial statements. I did not consult with the company, review, nor audit any interim period financials through the effective date of my termination and up to and including the date of this letter.

Pursuant to regulation S-K item 304(3), there is no disagreement or reportable event to be disclosed. I have read the Form 8-K/A provided to me by the Company and find no disagreement with its contents.

Please do not hesitate to contact me if you have any questions.

                                                              Sincerely,



                                                              John S. Osborn